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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                           BJ's Wholesale Club, Inc.
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             (Exact name of registrant as specified in its charter)

Delaware                                       04-3360747
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(State of incorporation                       (IRS Employer
or organization)                              Identification No.)


                       One Mercer Road, Natick, MA  01760
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(Address of principal executive offices)          (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.
                                      [_]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box.

                                      [_]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

          Title of each Class            Name of Each Exchange on Which
          to be so Registered             Each Class is to be Registered
          -------------------            -------------------------------

          Common Stock                   New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                     None
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Item 1:  Description of Registrant's Securities to be Registered.
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     The description under the heading "Description of BJI Capital Stock"
relating to the Registrant's Common Stock, $.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-25511) (the "Registration Statement on Form S-1") is incorporated herein by reference. The Registration Statement on Form S-1 relates to the proposed distribution (the "Distribution") by Waban Inc., in the form of a special dividend to stockholders, of all of the outstanding shares of Common Stock of the Registrant.


Item 2:  Exhibits.
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          All exhibits required by Instruction II to Item 2
          will be supplied to the New York Stock Exchange.


                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    BJ's Wholesale Club, Inc.

                                    By:  /s/ John J. Nugent
                                        ----------------------
                                         John J. Nugent
                                         President